                                                                     EXHIBIT 3.2

                        TRI-UNION DEVELOPMENT CORPORATION

                           AMENDED AND RESTATED BYLAWS

                                    ARTICLE I
                                     OFFICES

                  1.1 The principal office of the corporation shall be located at 530 Lovett Boulevard, Houston, Texas 77006-4021.

                  1.2 The corporation may also have offices at such other places both within and without the State of Texas as the board of directors may from time to time determine or the business of the corporation may require.


                                   ARTICLE II
                            MEETINGS OF SHAREHOLDERS

                  2.1 Meetings of shareholders for any purpose may be held at such time and place within or without the State of Texas as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

                  2.2 The annual meeting of shareholders shall be held annually at such date and time as shall be designated from time to time by the board of directors and stated in the notice of meeting.

                  2.3 Special meetings of the shareholders for any purpose or purposes may be called by the president and shall be called by the president or secretary at the request in writing of a majority of the board of directors, or at the request in writing of shareholders owning ten percent (10%) of all the shares entitled to vote at the meetings. A request for a special meeting shall state the purpose or purposes of the proposed meeting, and business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice.

                  2.4 Written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the president, the secretary or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting.

                  2.5 With respect to any matter, the holders of a majority of each class and series of the shares issued and outstanding and entitled to vote thereon as a class or series, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by statute or by the articles of incorporation.

If, however, a quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting until such time and to such place as may be determined by a vote of the holders of a majority of the shares at that meeting, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting, provided a quorum shall be present or represented thereat, any business may be transacted which might have been transacted if the meeting had been held in accordance with the original notice thereof.

                  2.6 If a quorum is present at any meeting, the vote of the holders of a majority of each class and series of the shares entitled to vote, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which a different vote is required by law or by the articles of incorporation.

                  2.7 Each outstanding share having voting power shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact.

                  2.8 Any action required or which may be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all or less than all, if the articles of incorporation so provide, the shareholders entitled to vote with respect to the subject matter thereof. Whenever action by shareholders is proposed to be taken by consent in writing without a meeting of the shareholders, the board of directors may fix a record date for the purpose of determining shareholders entitled to consent to that action, which record date shall not precede, and shall not be more than ten (10) days after, the date upon which the resolution fixing the record date is adopted by the board of directors. If no record date has been fixed by the board of directors and the prior action of the board of directors is not required by the Texas Business Corporation Act, the record date for determining shareholders entitled to consent to action in writing without a meeting shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office, its principal place of business, or an officer or agent of the corporation having custody of the books in which proceedings of the meetings of shareholders are recorded. Delivery shall be by hand or by certified or registered mail, return receipt requested. Delivery to the corporation's principal place of business shall be addressed to the president or the principal executive officer of the corporation. If no record date shall have been fixed by the board of directors and prior action of the board of directors is required by the Texas Business Corporation Act, the record date for determining shareholders entitled to consent to action in writing without a meeting shall be at the close of business on the date on which the board of directors adopts a resolution taking the prior action.

                                   ARTICLE III
                                    DIRECTORS

                  3.1 The number of directors which shall constitute the whole board of directors shall be not less than one nor more than thirteen; provided, that up to seven additional directors may be elected by the holders of Class B Common Stock pursuant to the corporation's Articles of Incorporation. Such number of directors shall from time to time be fixed and determined by the directors and shall be set forth in the notice of any meeting of shareholders held for the purpose of electing directors. The director(s) shall be elected at the annual meeting of shareholders, except as provided in Section 3.2 or 3.3, and each director elected shall hold office until his successor shall be elected and qualify. Directors need not be residents of Texas or shareholders of the corporation.

                  3.2 Any vacancy occurring in the board of directors may be filled by a majority of the remaining directors, if any, though less than a quorum of the board of directors; provided, that any vacancy occurring in a position originally elected by the holders of Class B Common Stock may only be filled by a vote of the holders of Class B Common Stock. If a vacancy occurs in the board of directors and no other directors exist to elect someone to fill such vacancy, such vacancy shall be filled by election at a special meeting of shareholders. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

                  3.3 The number of directors may be increased or decreased from time to time by amendment to these bylaws but no decrease shall have the effect of shortening the term of any incumbent director. Any directorship to be filled by reason of an increase in the number of directors may be filled by the board of directors for a term of office continuing only until the next election of one or more directors by the shareholders; provided that the board of directors may not fill more than two such directorships during the period between any two successive annual meetings of shareholders.

                  3.4 Subject to the provisions of the corporation's Articles of Incorporation, any director may be removed either for or without cause at any special meeting of shareholders duly called and held for such purpose.


                       MEETINGS OF THE BOARD OF DIRECTORS

                  3.5 Meetings of the board of directors, regular or special, may be held either within or without the State of Texas.

                  3.6 The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the shareholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event that the shareholders fail to fix the time and place of such first meeting, it shall be held without notice immediately following the annual meeting of shareholders, and at the same place, unless by the unanimous consent of the directors then elected and serving such time or place shall be changed.

                  3.7 Regular meetings of the board of directors may be held upon such notice, or without notice, and at such time and at such place as shall from time to time be determined by the board.

                  3.8 Special meetings of the board of directors may be called by the chairman of the board of directors or the president and shall be called by the secretary on the written request of two directors. Notice of each special meeting of the board of directors shall be given to each director at least two days before the date of the meeting.

                  3.9 Attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Except as may be otherwise provided by law or by the articles of incorporation or by these bylaws, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

                  3.10 At all meetings of the board of directors a majority of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, unless otherwise specifically provided by law, the articles of incorporation or these bylaws. If a quorum shall not be present thereat the directors may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

                  3.11 The board of directors, by resolution passed by a majority of the full board, may from time to time designate a member or members of the board of directors to constitute committees, including an executive committee, which shall in each case consist of one or more directors and shall have and may exercise such powers, as the board of directors may determine and specify in the respective resolutions appointing them. A majority of all the members of any such committee may determine its action and fix the time and place of its meetings, unless the board of directors shall otherwise provide. The board of directors shall have power at any time to change the number, subject as aforesaid, and members of any such committee, to fill vacancies and to discharge any such committee.

                  3.12 Any action required or permitted to be taken at a meeting of the board of directors or any committee may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the board of directors or committee, as the case may be.

                  3.13 By resolution of the board of directors, the directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

                  3.14 The board of directors may appoint such number of board observers as it shall from time to time determine. Each board observer appointed shall hold office for the term for which he is elected or until his earlier death, resignation, retirement or removal by the board of directors. The board observers may attend and be present at the meetings of the board of directors, although a meeting of the board of directors may be held without notice to the board observers and the board observers shall not be considered in determining whether a quorum of the board of directors is present. The board observers shall advise and counsel the board of directors on the business and operations of the Corporation as requested by the board of directors; however, the board observers shall not be entitled to vote on any matter presented to the board of directors.

                                   ARTICLE IV
                                     NOTICES

                  4.1 Any notice to directors or shareholders shall be in writing and shall be delivered personally or mailed to the directors or shareholders at their respective addresses appearing on the records of the corporation. Notice by mail shall be deemed to be given at the time when the same shall be deposited in the United States mail, postage prepaid. Notice to directors may also be given by telegram, telecopy or fax.

                  4.2 Whenever any notice is required to be given under the provisions of the statutes or of the articles of incorporation or of these bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                                    ARTICLE V
                                    OFFICERS

                  5.1 The officers of the corporation shall be elected by the board of directors and shall consist of a president and a secretary. The board of directors may also establish the positions of chairman of the board, treasurer, vice president, an assistant president, assistant vice presidents and one or more assistant secretaries and assistant treasurers. Two or more offices may be held by the same person.

                  5.2 The board of directors shall elect officers of the corporation, none of whom need be a member of the board of directors. The board of directors shall have the power to enter into contracts for the employment and compensation of officers for such terms as the board of directors deems advisable.

                  5.3 The board of directors may appoint such other officers and assistant officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall have such authority and exercise such powers and perform such duties as shall be determined from time to time by the board of directors by resolution not inconsistent with these bylaws.

                  5.4 The salaries of all officers and agents of the corporation shall be fixed by the board of directors.

                  5.5 The officers of the corporation shall hold office until their successors are elected or appointed and qualify, or until their death or until their resignation or removal from office. Any officer elected or appointed by the board of directors may be removed at any time by the board of directors, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights. Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise shall be filled by the board of directors.

                     THE CHAIRMAN OF THE BOARD OF DIRECTORS

                  5.6 The chairman of the board of directors, if one be elected, shall preside at all meetings of the board of directors and shall have such other powers and duties as may from time to time be prescribed by the board of directors, upon written directions given to him pursuant to resolutions duly adopted by the board of directors.

                                  THE PRESIDENT

                  5.7 The president shall be the chief executive officer of the corporation, shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect. He shall preside at all meetings of the shareholders.

                               THE VICE PRESIDENTS

                  5.8 The vice presidents in the order of their seniority, unless otherwise determined by the board of directors, shall, in the absence or disability of the president, perform the duties and have the authority and exercise the powers of the president. They shall perform such other duties and have such other authority and powers as the board of directors may from time to time prescribe or as the president may from time to time delegate.

                     THE SECRETARY AND ASSISTANT SECRETARIES

                  5.9 The secretary shall attend all meetings of the board of directors and all meetings of shareholders and record all of the proceedings of the meetings of the board of directors and of the shareholders in a minute book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he shall act. He shall keep in safe custody the seal of the corporation and, when authorized by the board of directors, shall affix the seal to any instrument requiring it and, when so affixed, it shall be attested by his signature or by the signature of an assistant secretary or of the treasurer.

                  5.10 The assistant secretaries in the order of their seniority, unless otherwise determined by the board of directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary. They shall perform such other duties and have such other powers as the board of directors may from time to time prescribe or as the president may from time to time delegate.

                     THE TREASURER AND ASSISTANT TREASURERS

                  5.11 The treasurer shall have custody of the corporate funds and securities and shall keep full and accurate accounts and records of receipts, disbursements and other transactions in books belonging to the corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

                  5.12 The treasurer shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render the president and the board of directors, at its regular meetings, or when the president or board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation.

                  5.13 If required by the board of directors, the treasurer shall give the corporation a bond of such type, character and amount as the board of directors may require.

                  5.14 The assistant treasurers in the order of their seniority, unless otherwise determined by the board of directors, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer. They shall perform such other duties and have such other powers as the board of directors may from time to time prescribe or the president may from time to time delegate.

                                   ARTICLE VI
                        CERTIFICATES REPRESENTING SHARES

                  6.1 The shares of the corporation shall be represented by certificates signed by the president and may be sealed with the seal of the corporation or a facsimile thereof.

                  6.2 The signature of the president upon a certificate may be a facsimile if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the corporation itself or an employee of the corporation. In case the president who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be president before such certificate is issued, it may be issued by the corporation at the date of its issue.

                                LOST CERTIFICATES

                  6.3 The board of directors may direct a new certificate to be issued in place of any certificate theretofore issued by the corporation alleged to have been lost or destroyed. When authorizing such issue of a new certificate, the board of directors, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient and may require such indemnities as it deems adequate to protect the corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.

                  6.4 Upon surrender to the corporation or the transfer agent of the corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto and the old certificate canceled and the transaction recorded upon the share transfer records of the corporation.

                        CLOSING OF SHARE TRANSFER RECORDS

                  6.5 For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, other than determining shareholders entitled to consent to action by shareholders proposed to be taken without a meeting under section 2.8, the board of directors may provide that the share transfer records shall be closed for a stated period but not to exceed, in any case, sixty (60) days. If the share transfer records shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such records shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the share transfer records, the board of directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty (60) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the share transfer records are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the board of directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall be applied to any adjournment thereof except where the determination has been made through the closing of the share transfer records and the stated period of closing has expired.

                             REGISTERED SHAREHOLDERS

                  6.6 The corporation shall be entitled to recognize the exclusive right of a person registered on its records as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Texas.

                              LIST OF SHAREHOLDERS

                  6.7 The officer or agent having charge of the share transfer records shall make, at least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, with the address of each and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office or principal place of business of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share ledger or transfer record, or a duplicate thereof, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer record or to vote at any meeting of shareholders.

                                   ARTICLE VII

                               GENERAL PROVISIONS
                                    DIVIDENDS

                  7.1 Subject to the provisions of the articles of incorporation relating thereto, if any, dividends may be declared by the board of directors, in its discretion, at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in the corporation's own shares, subject to any provisions of the articles of incorporation.

                  7.2 Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors, from time to time in their absolute discretion, think proper as a reserve fund for meeting contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                                     CHECKS

                  7.3 All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

                                   FISCAL YEAR

                  7.4 The fiscal year of the corporation shall be fixed by resolution of the board of directors.

                                      SEAL

                  7.5 The corporate seal shall be in such form as may be prescribed by the board of directors. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

                                BOOKS AND RECORDS

                  7.6 The corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholders and board of directors, and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of the shares held by each.

                                  ARTICLE VIII
                                   AMENDMENTS

                  8.1 The bylaws may be altered, amended, or repealed or new bylaws may be adopted by a majority of the whole board of directors at any regular or special meeting.

                                   ARTICLE IX

                          INDEMNIFICATION OF DIRECTORS
                         OFFICERS, EMPLOYEES AND AGENTS

                  9.1 The corporation shall indemnify directors and board observers of the corporation to the fullest extent permitted by Article 2.02-1 of the Texas Business Corporation Act and may indemnify officers, employees and agents of the corporation to the fullest extent permitted by Article 2.02-1 of the Texas Business Corporation Act, subject in each case to restrictions, if any, in the Articles of Incorporation. The corporation shall have the power to purchase and maintain at its cost and expense insurance on behalf of such persons to the fullest extent permitted by Article 2.02-1 of the Texas Business Corporation Act.

                  9.2 The right to indemnification conferred in this Article IX shall include the right to be paid or reimbursed by the corporation for the reasonable expenses incurred by a person of the type entitled to be indemnified under Section 9.1 who was, is or is threatened to be made a named defendant or respondent in a proceeding in advance of the final disposition of the proceeding and without any determination as to the person's ultimate entitlement to indemnification; provided, however, that the payment of such expenses incurred by any such person in advance of the final disposition of a proceeding, shall be made only upon delivery to the corporation of a written affirmation by such director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification under this Article IX and a written undertaking, by or on behalf of such person, to repay all amounts so advanced if it shall ultimately be determined that such indemnified person is not entitled to be indemnified under this Article IX or otherwise.

                  9.3 The corporation, by adoption of a resolution of the board of directors, may indemnify and advance expenses to an employee or agent of the corporation to the same extent and subject to the same conditions under which it may indemnify and advance expenses to directors and officers under this Article IX; and, the corporation may indemnify and advance expenses to persons who are not or were not directors, officers, employees or agents of the corporation while serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in such a capacity or arising out of his status as such a person to the same extent that it may indemnify and advance expenses to directors under this Article IX.

                  9.4 Notwithstanding any other provision of this Article IX, the corporation may pay or reimburse expenses incurred by a director or officer in connection with his or her appearance as a witness or other participation in a proceeding at a time when he or she is not a named defendant or respondent in the proceeding.

                  9.5 The right to indemnification and the advancement and payment of expenses conferred in this Article IX shall not be exclusive of any other right which a director or officer or other person indemnified pursuant to
Section 9.3 of this Article IX may have or hereafter acquire under any law (common or statutory), provision of the articles of incorporation of the corporation or these bylaws, agreement, vote of shareholders or disinterested directors or otherwise.

                  9.6 The corporation may purchase and maintain insurance, at its expense, to protect itself and any person who is or was serving as a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, proprietorship, employee benefit plan, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under this Article IX.

                  9.7 To the extent required by law, any indemnification of or advance of expenses to a director or officer in accordance with this Article IX shall be reported in writing to the shareholders with or before the notice or waiver of notice of the next shareholders' meeting or with or before the next submission to shareholders of a consent to action without a meeting and, in any case, within the 12-month period immediately following the date of the indemnification or advance.

                  9.8 If this Article IX or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify and hold harmless each director, officer or any other person indemnified pursuant to this Article IX as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, to the full extent permitted by any applicable portion of this Article IX that shall not have been invalidated and to the fullest extent permitted by applicable law.

         I, the undersigned, being the Secretary of the Corporation DO HEREBY CERTIFY THAT the foregoing are the bylaws of said Corporation, as adopted by the Board of Directors of said Corporation on the 18th day of June, 2001.


                                        ----------------------------------------
                                        Richard Bowman, Secretary